Exhibit 10.56

CONFIDENTIAL TREATMENT

FIFTH AMENDMENT TO THE

COMMERCIAL SERVICES AGREEMENT

This Fifth Amendment to the Commercial Services Agreement (this “Fifth Amendment”) is made this 16th day of October, 2009 (the “Amendment Effective Date”), by and between ASTRAZENECA PHARMACEUTICALS LP, a Delaware limited partnership (“AstraZeneca”), and CUBIST PHARMACEUTICALS, INC., a Delaware corporation (“Cubist”).

WHEREAS, AstraZeneca and Cubist previously entered into that certain Commercial Services Agreement between AstraZeneca and Cubist, dated as of July 1, 2008 (as amended as of February 26, 2009, May 20, 2009, September 30, 2009 and October 15, 2009, the “Agreement”); and

WHEREAS, AstraZeneca and Cubist desire to amend certain provisions of the Agreement relating to the CSD Activities and to amend certain exhibits to the Agreement; and

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Requests for Medical Information.  The Agreement is hereby amended so that Section 3.8(a) is deleted in its entirety and replaced with the following:

“Notwithstanding anything in this Agreement or the Business Policies to the contrary, no Program Employee may respond to or otherwise communicate with any Target Prescriber or other Third Party with respect to any Off-Label Information []*.”

2.                                       Specific Cubist Business Policies.  Exhibit B-1 to the Agreement is hereby amended to add the following standard business procedure and coaching sheet:

[]*

3.                                      CSD Activities.  Exhibit C to the Agreement is hereby amended so that the following language is added after the last sentence of Section 2 (“[]*”):

“[]*.”

4.                                      Definitions.  All terms used, but not defined, in this Fifth Amendment shall have the respective meanings set forth in the Agreement.

5.                                      Construction.  The principles set forth in Section 1.2 of the Agreement shall apply to this Fifth Amendment.

*Confidential Treatment Requested.  Omitted portions filed with the Securities and Exchange Commission (the “Commission”).

6.                                      Effective Date; Incorporation of Terms; Continuing Effect.  This Fifth Amendment shall be deemed effective for all purposes as of the Amendment Effective Date.  The amendment set forth in this Fifth Amendment shall be deemed to be incorporated in, and made a part of, the Agreement, and the Agreement and this Fifth Amendment shall be read, taken and construed as one and the same agreement (including with respect to the provisions set forth in Article XVI (Miscellaneous) of the Agreement which shall, as applicable, be deemed to apply to this Fifth Amendment (including with respect to the governing law)).  Except as otherwise expressly amended by this Fifth Amendment, the Agreement shall remain in full force and effect in accordance with its terms and conditions.

7.                                      Counterparts.  This Fifth Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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*Confidential Treatment Requested.  Omitted portions filed with the Commission.

IN WITNESS WHEREOF, the parties, intending to be bound, have caused this Fifth Amendment to be executed on their behalf by their duly authorized agent as of the day and year first above written.

ASTRAZENECA PHARMACEUTICALS LP		CUBIST PHARMACEUTICALS, INC.

By:	/s/ Marion E. McCourt	By:	/s/ Michael Bonney

Name:	Marion E. McCourt	Name:	Michael Bonney

Title:	Vice President, Cornerstone	Title:	President and CEO

*Confidential Treatment Requested.  Omitted portions filed with the Commission.